Exhibit 99.1

Vermillion Reports Preliminary Fourth Quarter and Full Year 2011 Results

Austin, TX – February 23, 2012 – Vermillion, Inc. (NASDAQ: VRML), a leading molecular diagnostics company, reported operational and preliminary financial results for the fourth quarter and full year of 2011.

Operational Highlights

•	OVA1® volume in Q4-11 increased 40% over the same year-ago quarter to 4,118.

•	Performed an estimated 15,225 OVA1® tests in 2011, up 147% from 2010.

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Completed the purchase of substantially all of the assets associated with the ovarian cancer diagnostics business of Correlogic Systems, Inc., including more than 1,800 prospectively collected diagnostic samples from ovarian tumor studies, three biomarker-related pending U.S. patents, proprietary software and other intellectual property.

Key Recent Highlights

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Expanded payer coverage for OVA1 with the addition of Wellmark South Dakota and Wellmark Iowa, increasing coverage by 2.1 million lives. Currently, there are 24 independent Blue Cross Blue Shield plans representing approximately 38 million lives. Including Medicare and other regional plans, total coverage for OVA1 is estimated to be about 85 million lives.

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Reached a settlement in February with a third party related to losses on the company’s short and long-term investments in previous years. The total settlement was $1 million and we expect to receive approximately $700,000, net of costs and legal expenses.

Fourth Quarter and Full Year 2011 Preliminary Financial Results

The company’s product revenues for the fourth quarter and full year 2011 are subject to change pending receipt of the 2011 annual “true-up” report from Quest Diagnostics Incorporated and are therefore not being reported herein. In addition, receipt of the ruling in the Molecular Analytical Systems, Inc. (MAS) binding arbitration is pending and could also impact our 2011 results. Therefore, the following financial data is unaudited and preliminary.

License revenue for the fourth quarter of 2011 totaled $113,000, compared to $196,000 in the same year-ago period, and related to the company’s achievement of certain milestones under the Strategic Alliance Agreement with Quest Diagnostics.

As of December 31, 2011, cash and cash equivalents totaled $22.5 million. The company utilized $5.0 million in cash in the fourth quarter, including $435,000 for the Correlogic asset acquisition. The company expects to reduce cash utilization to $3-4 million in the first quarter of 2012 and reduce cash-based operating expenses to approximately $12 million in fiscal 2012, as compared to $16.2 million in fiscal 2011.

Total operating expenses decreased to $4.0 million in the fourth quarter of 2011, as compared to $4.5 million in the same quarter a year-ago. Operating expenses for the full year of 2011 were $19.5 million, as compared to $15.7 million in 2010. The annual increase was due primarily to increased average headcount in sales and marketing and related costs, higher clinical trial and collaboration costs for the ongoing development of the company’s ovarian cancer program and VASCLIR®, as well as an increase in legal fees including those associated with the company’s MAS litigation. Research and development expenses for 2011 also included $435,000 for the Correlogic asset acquisition.

Fourth quarter 2011 operating expenses included $314,000 in non-cash stock-based compensation expense, as compared to $1.6 million in the same year-ago quarter. For the full year, non-cash stock-based compensation expense was $3.3 million, as compared to $4.9 million in 2010.

The company’s complete 2011 financial results will be filed in its annual report on Form 10-K with the U.S. Securities and Exchange Commission in March.

Management Commentary

“2011 was a year of many accomplishments which provide the foundation for sustainable future growth,” said Gail Page, Vermillion’s president and CEO. “The 147% increase in OVA1 tests reflects the increasing adoption of this important triage test and particularly our large gains in winning support of gynecologic oncologists, who define the standard of care for women with ovarian cancer. We’ve also made strong progress among doctors as more than 3,700 ordered OVA1 in 2011, representing 11% of the total number of gynecologists in the U.S. Given the short period of time OVA1 has been on the market, this represents strong traction within the gynecologist community.”

“Our 2012 objectives will focus on commercializing OVA1 and advancing the pipeline while prudently managing our cash,” said Page. “Payor coverage and reimbursement remain our key strategic initiatives. Working in conjunction with our partner Quest Diagnostics, our territory development managers are engaging with physician offices during the claims process to educate payers and ultimately drive favorable coverage decisions. We’ve also launched a program to aid local key opinion leaders to work with regional insurance providers to support coverage of OVA1.”

Conference Call

Vermillion will hold a conference call later today (February 23, 2012) to discuss these financial and operational results. A question and answer session will follow management’s presentation.

To participate in the call, dial the appropriate number 5-10 minutes prior to the start time, ask for the Vermillion conference call and provide the conference ID if requested.

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Dial-In Number: 1-800-677-8143

International: 1-303-223-2680

Conference ID#: 21576618

The conference call will be broadcast simultaneously here and available for replay via the investor section of the company’s Web site at www.vermillion.com.

If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

A replay of the call will be available approximately two hours after the call and until March 8, 2012.

Toll-free replay number: 1-800-633-8284

International replay number: 1-402-977-9140

Replay pin number: 21576618

About Vermillion

Vermillion, Inc. (NASDAQ: VRML) is dedicated to the discovery, development and commercialization of novel high-value diagnostic tests that help physicians diagnose, treat and improve outcomes for patients. Vermillion, along with its prestigious scientific collaborators, has diagnostic programs in oncology, hematology, cardiology and women’s health. Additional information about Vermillion can be found at www.vermillion.com.

Forward-Looking Statement

Certain matters discussed in this press release contain forward-looking statements that involve significant risks and uncertainties, including statements regarding Vermillion’s plans, objectives, expectations and intentions. These forward-looking statements are based on Vermillion’s current expectations. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, Vermillion notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. Factors that could cause actual results to materially differ include but are not limited to: (1) uncertainty as to Vermillion’s ability to protect and promote its proprietary technology; (2) Vermillion’s lack of a lengthy track record successfully developing and commercializing diagnostic products; (3) uncertainty as to whether Vermillion will be able to obtain any required regulatory approval of its future diagnostic products; (4) uncertainty of the size of market for its existing diagnostic tests or future diagnostic products, including the risk that its products will not be competitive with products offered by other companies, or that patients will not be able to receive reimbursement for Vermillion’s tests from third party payors such as private insurance companies and government insurance plans; (5) uncertainty whether Vermillion will successfully license or otherwise successfully partner with third parties to commercialize its future products; (6) uncertainty whether the trading in Vermillion’s stock will become significantly less liquid or more volatile; and (7) other factors that might be described from time to time in Vermillion’s filings with the Securities and Exchange Commission. All information in this press release is as of the date of this report, and Vermillion expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in Vermillion’s expectations or any change in events, conditions or circumstances on which any such statement is based, unless required by law.

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov.

Investor Relations Contact:

Liolios Group, Inc.

Ron Both

Tel 949-574-3860

VRML@liolios.com